Founders Bank & Trust
5200 Cascade Road SE
P.O. Box 1828
Grand Rapids, MI 49501-1828
616 956-9030
Foundersbt.com

Member FDIC

NEWS RELEASE

Release Date:	December 3, 2014
Contact:	Deb Sciba Marketing Coordinator 616-575-3790

FOUNDERS FINANCIAL CORPORATION DECLARES CASH DIVIDEND

Grand Rapids, MI (December 3, 2014) – In order to align its quarterly cycle of cash dividends with those of Old National Bancorp before the closing date and effective time of its merger with Old National on January 1, 2015 (subject to the satisfaction of customary closing conditions contained in the merger agreement), the Board of Directors of Founders Financial Corporation has declared a cash dividend of $0.36 per share of Founders Financial Corporation common stock, payable on December 12, 2014, to Founders shareholders of record as of December 1, 2014. The quarterly dividend cycle currently being used by Old National typically has payment dates occurring in March, June, September, and December.

About Founders Bank & Trust
Established in 1991, Founders Bank & Trust has four branch locations surrounding the Grand Rapids area. Founders Bank & Trust strives to be the bank of choice for financial products and services, and is driven by a passionately dedicated team of employees committed to developing valued relationships and having a positive impact on the financial success of its customers.

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